Exhibit 99.1

     The Italy Fund Inc. Announces Results of Annual Meeting of Shareholders

NEW YORK, January 30, 2003/PR Newswire - First Call/ -- The Italy Fund Inc., which is traded on the New York Stock Exchange under the symbol "ITA," announced today that, at the Annual Meeting of Shareholders held on January 30, 2003, shareholders voted to approve the proposal to liquidate and dissolve the Fund (Proposal #1).

The Fund also announced that Dr. Paul Hardin and George M. Pavia were elected as Class I Directors and R. Jay Gerken was elected as a Class III Director of the Fund (Proposal #2). Under the oversight of the Board, the Fund will proceed to liquidate and dissolve pursuant to its Plan of Liquidation and Dissolution.

The Italy Fund Inc., a non-diversified investment company, is managed by Smith Barney Fund Management LLC, a wholly owned subsidiary of Salomon Smith Barney Holdings Inc.

For more information, please call Client Services as 1-888-735-6507.

Contact:    Brenda Grandell
            Director, Closed-End Funds
            Citigroup Asset Management
            1-212-291-3775